UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 18, 2022

Iconic Brands, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53162	13-4362274
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44 Seabro Avenue

Amityville, New York 11701

(Address of Principal Executive Offices)

(631) 464-4050

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.

As previously disclosed, on July 26, 2021, Iconic Brands, Inc. (the “Company”) filed a Certificate of Designation of the Rights, Preferences, Privileges and Restrictions of its Series A-2 Convertible Preferred Stock (the “Certificate of Designation” and such preferred stock, the “Series A-2 Preferred Stock”) with the U.S. Securities and Exchange Commission. In accordance with the Certificate of Designation, in the event that the average of the VWAP for each of the 15 consecutive trading days ending on the trading day immediately prior to July 1, 2022 was less than the Conversion Price then in effect, then retroactively, as of the Original Issue Date, the holders of the Series A-2 Preferred Stock were entitled to receive, and the Company was required pay, a one-time dividend payment equal to 6% of the Stated Value per share of the outstanding Series A-2 Preferred Stock in cash or, at the Company’s option, in shares of the Company’s common stock, or a combination thereof.

On July 18, 2022, in accordance with the Certificate of Designation, the board of directors of the Company approved the payment of a 6% dividend on Series A-2 Preferred Stock, payable in shares of common stock, which were issued on July 18, 2022 to all holders of record of Series A-2 Preferred Stock as of the close of business on July 18, 2022 (the “Dividend Payment”). The Dividend Payment resulted in the issuance of 8,810,826 shares of common stock. All capitalized terms used herein but not defined have the meaning set forth in the Certificate of Designation.

The issuance of the shares of common stock for the Dividend Payment is exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ICONIC BRANDS, INC.

Date: July 22, 2022	/s/ David Allen
Name: David Allen
Title: Chief Financial Officer

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